Exhibit 1.01

CONFLICT MINERALS REPORT OF STRYKER CORPORATION
For the year ended December 31, 2016

We have made statements in this conflict minerals report that may constitute forward-looking statements about our plans to take additional actions or to implement additional policies or procedures with respect to our due diligence efforts to determine the origin of so-called conflict minerals included in our products. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.  Our reporting obligations under the conflict minerals rules may change in the future and our ability to implement certain processes or obtain information from our suppliers may differ materially from those anticipated or implied in this report. In addition, there are factors that could affect the accuracy of statements made in this report, including, without limitation: incomplete or unavailable supplier or smelter data; errors, omissions, or fraud by suppliers or smelters; changing definitions or methodologies for confirming smelters; incomplete, unclear, or modified guidance from third party industry and other sources; continuing guidance regarding the conflict minerals rules; and other issues.

This is the Conflict Minerals Report of Stryker Corporation for 2016 in accordance with Rule 13p-1 of the Securities Exchange Act of 1934 ("Rule 13p-1"). The term "3TG" as used in this report shall mean Tin, Tantalum, Tungsten and Gold.

1.	Introduction.

1.1
Stryker Overview. Stryker Corporation is a global leader in the medical technology industry whose success is based on a diverse array of high-quality, innovative products that create cost-effective solutions and improve people’s lives. As used herein, and except where the context otherwise requires, "Stryker,""we,""us,"and "our" refer to Stryker Corporation and its consolidated subsidiaries that are subject to the reporting requirements of Rule 13p-1.

1.2
Product Overview. Stryker’s products include implants used in joint replacement and trauma surgeries; surgical, endoscopic, patient handling, and emergency medical equipment; communications systems; neurosurgical, neurovascular and spinal devices; as well as other medical device products used in a variety of medical specialties. 3TG is necessary for the functionality of many of these products.

1.3
Conflict Minerals Rule. Effective November 2012, the United States Securities and Exchange Commission adopted Rule 13p-1 pursuant to Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Act") relating to the use of conflict minerals. Section 1502 added Section 13(p) of the Act, which obligated the Commission to promulgate rules requiring public companies with 3TG that are necessary to the functionality or production of products that they manufacture to disclose annually whether those minerals originated in the Democratic Republic of the Congo or an adjoining country ("Covered Countries"). If an issuer’s 3TG originated in a Covered Country, Rule 13p-1 requires the issuer to file a report with the Commission that describes the measures it has taken to exercise due diligence to determine the source and chain of custody of 3TG in its products.

1.4	Statement on Conflict Minerals.

Stryker has issued the following Conflict Minerals Statement which is also available at Stryker’s website, www.stryker.com:

Purpose: Stryker Corporation and its affiliated companies ("Stryker") support responsible sourcing.

Scope: Stryker’s ongoing effort to eliminate the use of Tin, Tantalum, Tungsten and Gold ("3TG") from sources that may finance armed conflict and promote human rights abuses in The Democratic Republic of the Congo and adjoining countries including: Angola; Burundi; Central African Republic; The Republic of the Congo; Rwanda; South Sudan; Tanzania; Uganda; and Zambia ("Conflict Region").
Details: Stryker supports responsible sourcing from the Conflict Region and expects its suppliers to procure material containing 3TG from socially responsible sources. The goal is to eliminate funding to human rights abusers while continuing to support socially responsible commerce in the Conflict Region.
In support of this Statement, Stryker will among other things:
•Conduct reasonable country of origin inquiries and exercise ongoing due diligence of its suppliers consistent with the OECD1 Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas to determine whether 3TG from the Conflict Region exist in its raw materials, components and/or finished devices, and if so, whether the 3TG was responsibly sourced;

•Require suppliers to conduct due diligence and to provide appropriate information to support the determination of the origin of the 3TG used in the products that they supply to Stryker;

•Engage and collaborate with its suppliers to work towards sustainably responsible 3TG sourcing; and

•File an annual Form SD and Conflict Minerals Disclosure and Report with the U.S. Securities and Exchange Commission and post these on its website.
Questions or comments about this procedure should be directed to: conflictminerals@stryker.com
1Organization for Economic Co-operation and Development

2.	Project Team and Scope.

2.1
Project Team. Stryker has created a team ("Project Team") consisting of a dedicated senior program manager and experts in various functions and subject matters, such as legal, supplier controls, and sourcing. The Project Team is responsible for determining and implementing Stryker’s conflict minerals strategy.

2.1.1
In 2016, Stryker contracted with a third party, Source Intelligence, to directly support the Project Team’s efforts to comply with the requirements of the Act. Source Intelligence is a global leader for supply chain compliance solutions and assists the Project Team by providing supplier data collection and analysis services.

2.2
Scope. Based on the nature of Stryker’s products, it was determined that during the 2016 reporting year Stryker manufactured and/or contracted to manufacture products containing 3TG that were necessary for the functionality or production of its products. Because Stryker offers a diverse array of products, the Project Team determined that the best method for isolating 3TG in the supply chain was to review materials incorporated into Stryker’s products on a supplier-by-supplier basis. The Project Team analyzed Stryker’s supply chain and determined that 708 suppliers provided Stryker with materials or products that potentially contained 3TG ("In-Scope Suppliers") during the 2016 reporting year.

3.	Reasonable Country of Origin Inquiry.

3.1
RCOI Scope. With the assistance of Source Intelligence, Stryker conducted a reasonable country of origin inquiry ("RCOI") of the 708 In-Scope Suppliers to determine whether 3TG contained in Stryker’s products originated from the Covered Countries. This was achieved by requiring that In-Scope Suppliers complete the Electronic Industry Citizen Coalition ("EICC")/Conflict Free Sourcing Initiative ("CFSI") Conflict Minerals Reporting Template ("EICC/CFSI Template" 2).

As part of the response, In-Scope Suppliers were asked to identify whether 3TG was contained within the products provided to Stryker and, if so, to identify the smelters and refiners that contributed the refined minerals. Responses were reviewed and follow-up was performed where appropriate.

3.2
Response Rate. Stryker received responses from 553 of the 708 In-Scope Suppliers, representing a response rate of 78%. The overwhelming majority of the non-responsive suppliers were low volume non-strategic suppliers over whom Stryker holds little influence.

3.3
Determination. Based on the RCOI, we have reason to believe that some 3TG in Stryker’s products may have originated in Covered Countries and may not have come from recycled or scrap sources. Therefore, in accordance with Rule 13p-1, Stryker conducted due diligence to determine the Country of Origin of the 3TG in Stryker’s products and whether it directly or indirectly financed or benefited armed groups in the Covered Countries.

4.	Due Diligence.

4.1
Due Diligence Framework. Stryker has designed its due diligence process to comply with the internationally recognized due diligence framework set forth in the Organization for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas ("OECD Framework") and related supplements.

2version 4.01b was preferred, however version 3.0 or higher was accepted.

4.2	Data Collection and Assessment. Due diligence activities included:

4.2.1
Review of identified smelter or refiners ("SORs") against the Commerce Department known processing facilities list, CFSI Conflict Free Smelter Program, Source Intelligence databases, and other lists such as the London Bullion Market Association good delivery Program, and the Responsible Jewelry Council Chain of Custody Certification;

4.2.2	Determination of the physical location of SORs that are known and/or certified conflict free; and

4.2.3	For SORs that are believed to source 3TG from the Covered Countries, a determination of the source of the 3TG.

4.3
Data Summary. 35% of the 553 responding In-Scope Suppliers (193) identified the presence of 3TG in the materials or products supplied to Stryker. Those 193 suppliers identified 705 SORs. A total of 339 of the 705 SORs were identified by use of the indexes set forth in Section 4.2.1. Of these 339 "known" SORs, 66 were determined to source from the Covered Countries. The remaining 366 SORs were "unknown".

4.3.1	"Known" SORs determined to source 3TG from the Covered Countries[3]:

Mineral	Number of SORs	Number of SORs Certified under CFSI CF Program	Identified SOR Locations	Identified Material Origin
Tin (cassiterite)	21	21	Belgium, Bolivia, Brazil, China, Indonesia, Malaysia, Peru, Thailand, Viet Nam	Angola, Burundi, Central African Republic, Democratic Republic of the Congo, Rwanda, South Sudan, Tanzania, Uganda, Zambia
Tungsten (Wolframite)	11	11	China, Germany, Japan, Russian Federation, Viet Nam	Angola, Burundi, Central African Republic, Democratic Republic of the Congo, Rwanda, South Sudan, Tanzania, Uganda, Zambia
Tantalum (Columbite-Tantaline or Coltan)	24	24	Brazil, China, Germany, Japan, Kazakhstan, Mexico, Thailand, USA,	Angola, Burundi, Central African Republic, Democratic Republic of the Congo, Rwanda, South Sudan, Tanzania, Uganda, Zambia
Gold	10	10	Canada, China, Japan, Republic of Korea, Russian Federation, South Africa, USA, Uzbekistan	Burundi, Democratic Republic of the Congo, Rwanda, Zambia, Tanzania
	66	66

4.3.2
"Unknown" SORs. In addition, a total of 366 "unknown" SORs were identified. SORs are listed as unknown if they are not currently identified on the Department of Commerce, CFSI and/or other lists available to Stryker as of April 1, 2016.

Tin SORs	Tungsten SORs	Tantalum SORs	Gold SORs	Total "Unknown" SOR’s
163	70	36	97	366

3 Not all the facilities in the tables below or those identified in Exhibit A processed materials that were used in Stryker’s products. Many suppliers reported information at the "company" level (meaning that they reported all of the smelters and refiners that processed Conflict Minerals in all of their products, not just those pertaining to the products sold to Stryker).

4.4	Strong Company Management Systems.

4.4.1
Statement on Conflict Minerals. Stryker has instituted the Conflict Minerals Statement set forth in Section 1.4, above. The statement reinforces Stryker’s commitment to responsible sourcing in the Covered Countries and sets the expectation that its suppliers will procure 3TG from socially responsible sources.

Questions about Stryker’s Conflict Minerals Statement can be directed to: conflictminerals@stryker.com.

4.4.2
Management Structure. As set forth in Section 2.1, Stryker has established a Project Team. The Project Team directs Stryker’s RCOI and due diligence process, reports findings to senior leadership, and takes steps to ensure that important information, including the Conflict Minerals Statement, is communicated to relevant employees and suppliers.

4.4.3
Training. The Project Team has conducted training of Stryker’s internal sourcing community with responsibility for In-Scope Suppliers to underscore the importance of sourcing through suppliers that are committed to following Stryker’s Conflict Minerals Statement and to assist with Stryker’s compliance with the Act.

4.5	Identification and Assessment of Risks in Supply Chain.

4.5.1
Downstream Company. As a finished medical device manufacturer, Stryker is far removed from the mining of 3TG and does not directly purchase raw ore or unrefined minerals from mines or SORs in the Covered Countries. Additionally, many of the In-Scope Suppliers as well as those upstream in the supply chain are not subject to the Act, and do not publicly disclose the presence of 3TG in their products. As a result, Stryker relies on In-Scope Suppliers for accurate information to determine the origin of 3TG contained in our products.

4.5.2
Identification of High Risk Suppliers. During the RCOI, Stryker sent surveys to all 708 In-Scope Suppliers using the EICC/CFSI Template. The information provided by In-Scope Suppliers in response to those surveys, as well as during due diligence activities, was used to assess the risk that 3TG contained in materials supplied to Stryker was sourced from Covered Countries.

4.6	Strategy to Respond to Risks.

4.6.1	Internal Communication. Potential red flags are identified during the RCOI response evaluation phase-including follow up on incomplete and/or inconsistent responses.

A dashboard is maintained to enable the continual monitoring and tracking of the supply chain assessment process and was widely shared with interested parties within Stryker. The Project Team regularly communicates progress to the broader global sourcing function. These regular communications identify the overall performance, responsiveness and non-compliances identified during the RCOI and Due Diligence processes.

4.6.2
Supplier Communication. As a manufacturer and seller of medical devices, Stryker is subject to strict regulatory requirements throughout the world. Due to these regulatory requirements and the nature of Stryker’s products, Stryker is unable to change suppliers without significant quality and safety related due diligence and, in some instances, a lengthy regulatory approval process. Accordingly, Stryker emphasizes supplier education and cooperative efforts to bring existing suppliers into conformance with its Conflict Minerals Statement.

4.6.3
Supply Contracts. Stryker has added provisions to its supply agreements that obligate suppliers to comply with the Conflict Minerals Statement and to facilitate Stryker’s efforts to comply with the Act. Because many of our current supply agreements have multi-year terms, and because the requirements of the Act are relatively new, it will take several years before the new language is applied to all of our supply agreements.

4.6.4
Corrective Actions. In light of the regulatory and quality considerations set forth in Section 4.6.2, Stryker determines on a case by case basis the appropriate mitigation Strategy for an identified non-compliance with the Conflict Minerals Statement.

4.6.5
Grievance Mechanism. Suppliers are provided a dedicated outlet for questions regarding Stryker’s Conflict Minerals Statement, conflictminerals@stryker.com. Stryker also maintains an ethics hotline as a mechanism for interested parties to voice concerns regarding compliance.

4.7	Carrying out Independent Third-Party audits.

4.7.1
Industry Group Participation. Stryker continues to support the development and implementation of third party audits of smelters and refiners (SORs) though its participation in the Electronics Industry Citizenship Coalition and the Conflict Free Sourcing Initiative.

4.8	Public Report.

4.8.1	Annual SEC Reporting. Stryker complies with its annual reporting requirements as set forth in Rule 13p-1 by filing with the SEC a Form SD and including this report.

4.8.2	Public Availability. This Conflict Minerals Report is also publicly available on Stryker’s website at www.stryker.com.

5.	Overall Conclusion.

5.1
In 2016, Stryker’s due diligence efforts have yielded sourcing information on smelters or refiners that contribute to the processing of 3TG through In-Scope Suppliers. However, the information obtained to date has been inconclusive. After performing the RCOI and due diligence measures set forth in this report, Stryker was unable to determine whether the 3TG in its products directly or indirectly financed or benefited armed groups in the Covered Countries for the year ended December 31, 2016.

The list of known smelters and the complete material country of origin identified by Stryker's suppliers referred to in Section 4.3 above, follow:

CFSI -	Conflict-Free Sourcing Initiative
CFSP -	Conflict-Free Smelter Program
LBMA -	London Bullion Market Association
RJC -	Responsible Jewellery Council

Metal	Official Smelter Name	CFSI Smelter ID	Smelter Location	Material Country of Origin from Covered Countries	Verification Status	Conflict-Free Certifications	Certified Smelter
Gold	Abington Reldan Metals, LLC	CID002708	United States	No	CFSI	CFSP - Active	YES
Gold	Advanced Chemical Company	CID000015	United States	No	CFSI	CFSP	YES
Gold	Aida Chemical Industries Co., Ltd.	CID000019	Japan	No	CFSI	CFSP	YES
Gold	Al Etihad Gold	CID002560	United Arab Emirates	No	CFSI	CFSP	YES
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	CID000035	Germany	No	CFSI	LBMA, RJC, CFSP	YES
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	CID000041	Uzbekistan	Yes	CFSI	LBMA, CFSP	YES
Gold	AngloGold Ashanti	CID000058	Brazil	No	CFSI	LBMA, CFSP	YES
Gold	Argor-Heraeus SA	CID000077	Switzerland	No	CFSI	LBMA, RJC, CFSP	YES
Gold	Asahi Pretec Corporation	CID000082	Japan	No	CFSI	LBMA, CFSP	YES
Gold	Asahi Refining Canada Limited	CID000924	Canada	No	CFSI	LBMA, CFSP	YES
Gold	Asahi Refining USA Inc.	CID000920	United States	No	CFSI	LBMA, CFSP	YES
Gold	Asaka Riken Co., Ltd.	CID000090	Japan	Yes	CFSI	CFSP	YES
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	CID000103	Turkey	No	CFSI		NO
Gold	AU Traders and Refiners	CID002850	South Africa	No	CFSI	RJC, CFSP	YES
Gold	Aurubis AG	CID000113	Germany	No	CFSI	LBMA, CFSP	YES
Gold	Bangalore Refinery	CID002863	India	No	CFSI	CFSP - Active	YES
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CID000128	Philippines	No	CFSI	LBMA, CFSP	YES
Gold	Boliden AB	CID000157	Sweden	No	CFSI	LBMA, CFSP	YES
Gold	C. Hafner GmbH + Co. KG	CID000176	Germany	No	CFSI	LBMA, RJC, CFSP	YES
Gold	Caridad	CID000180	Mexico	No	CFSI		NO
Gold	CCR Refinery - Glencore Canada Corporation	CID000185	Canada	Yes	CFSI	LBMA, CFSP	YES
Gold	Cendres + Métaux SA	CID000189	Switzerland	No	CFSI	CFSP - Active	YES
Gold	Changcheng Gold & Silver Refining Factory		China	No	Source Intelligence		NO
Gold	Chimet S.p.A.	CID000233	Italy	No	CFSI	LBMA, CFSP	YES
Gold	China Gold International Resources Corp. Ltd		China	No	Source Intelligence		NO
Gold	Chugai Mining	CID000264	Japan	No	CFSI		NO
Gold	Daejin Indus Co., Ltd.	CID000328	Korea, Republic of	No	CFSI	CFSP	YES
Gold	Daye Non-Ferrous Metals Mining Ltd.	CID000343	China	No	CFSI	LBMA	YES
Gold	Degussa Sonne / Mond Goldhandel GmbH	CID002867	Germany	No	CFSI		NO
Gold	DODUCO GmbH	CID000362	Germany	No	CFSI	CFSP	YES
Gold	Dowa	CID000401	Japan	No	CFSI	CFSP	YES
Gold	DSC (Do Sung Corporation)	CID000359	Korea, Republic of	No	CFSI	CFSP	YES
Gold	Eco-System Recycling Co., Ltd.	CID000425	Japan	No	CFSI	CFSP	YES
Gold	Elemetal Refining, LLC	CID001322	United States	Yes	CFSI	LBMA	YES
Gold	Emirates Gold DMCC	CID002561	United Arab Emirates	No	CFSI	CFSP	YES
Gold	Fidelity Printers and Refiners Ltd.	CID002515	Zimbabwe	No	CFSI		NO
Gold	Gansu Seemine Material Hi-Tech Co Ltd	CID000522	China	No	CFSI		NO
Gold	Geib Refining Corporation	CID002459	United States	No	CFSI	CFSP	YES

Gold	Gold Refinery of Zijin Mining Group Co., Ltd	CID002243	China	No	CFSI	LBMA, CFSP	YES
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CID001909	China	No	CFSI	LBMA	YES
Gold	Guangdong Jinding Gold Limited	CID002312	China	No	CFSI		NO
Gold	Gujarat Gold Centre	CID002852	India	No	CFSI		NO
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CID000651	China	No	CFSI		NO
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CID000671	China	No	CFSI		NO
Gold	Heimerle + Meule GmbH	CID000694	Germany	No	CFSI	LBMA, CFSP	YES
Gold	Henan Yuguang Gold & Lead Co., Ltd.		China	No	Source Intelligence		NO
Gold	Heraeus Metals Hong Kong Ltd	CID000707	China	No	CFSI	LBMA, RJC, CFSP	YES
Gold	Heraeus Precious Metals GmbH & Co. KG	CID000711	Germany	No	CFSI	LBMA, CFSP	YES
Gold	Hunan Chenzhou Mining Co., Ltd.	CID000767	China	No	CFSI		NO
Gold	HwaSeong CJ Co. Ltd	CID000778	Korea, Republic of	No	CFSI		NO
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CID000801	China	No	CFSI	LBMA, CFSP	YES
Gold	Ishifuku Metal Industry Co., Ltd.	CID000807	Japan	No	CFSI	LBMA, CFSP	YES
Gold	Istanbul Gold Refinery	CID000814	Turkey	No	CFSI	LBMA, CFSP	YES
Gold	Italpreziosi S.p.A.		Italy	No	Source Intelligence	RJC	YES
Gold	Japan Mint	CID000823	Japan	No	CFSI	LBMA, CFSP	YES
Gold	Jiangxi Copper Company Limited	CID000855	China	Yes	CFSI	LBMA, CFSP	YES
Gold	Jinlong Copper Co., Ltd.		China	No	Source Intelligence		NO
Gold	Johnson Matthey Chemicals Ltd.		United Kingdom	No	Source Intelligence		NO
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	CID000927	Russian Federation	No	CFSI	LBMA, CFSP	YES
Gold	JSC Uralelectromed	CID000929	Russian Federation	No	CFSI	LBMA, CFSP	YES
Gold	JX Nippon Mining & Metals Co., Ltd.	CID000937	Japan	No	CFSI	LBMA, CFSP	YES
Gold	Kaloti Precious Metals	CID002563	United Arab Emirates	No	CFSI		NO
Gold	Kazzinc	CID000957	Kazakhstan	No	CFSI	LBMA, CFSP	YES
Gold	Kennecott Utah Copper LLC	CID000969	United States	No	CFSI	LBMA, RJC, CFSP	YES
Gold	KGHM Polska MiedŸ Spó³ka Akcyjna	CID002511	Poland	No	CFSI	CFSP - Active	YES
Gold	Kojima Chemicals Co., Ltd.	CID000981	Japan	No	CFSI	CFSP	YES
Gold	Korea Zinc Co., Ltd.	CID002605	Korea, Republic of	No	CFSI	CFSP	YES
Gold	Kyrgyzaltyn JSC	CID001029	Kyrgyzstan	No	CFSI	LBMA, CFSP	YES
Gold	L'azurde Company For Jewelry	CID001032	Saudi Arabia	No	CFSI		NO
Gold	Lingbao Gold Company Ltd.	CID001056	China	No	CFSI		NO
Gold	Lingbao Jinyuan Mining Co., Ltd.		China	No	Source Intelligence		NO
Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	CID001058	China	No	CFSI		NO
Gold	L'Orfebre S.A.	CID002762	Andorra	No	CFSI		NO
Gold	LS-NIKKO Copper Inc.	CID001078	Korea, Republic of	No	CFSI	LBMA, CFSP	YES
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CID001093	China	No	CFSI		NO
Gold	Materion	CID001113	United States	No	CFSI	CFSP	YES
Gold	Matsuda Sangyo Co., Ltd.	CID001119	Japan	No	CFSI	LBMA, CFSP	YES
Gold	Metalor Technologies (Hong Kong) Ltd.	CID001149	China	No	CFSI	LBMA, RJC, CFSP	YES

Gold	Metalor Technologies (Singapore) Pte., Ltd.	CID001152	Singapore	No	CFSI	LBMA, RJC, CFSP	YES
Gold	Metalor Technologies (Suzhou) Co Ltd	CID001147	China	No	CFSI	RJC, CFSP	YES
Gold	Metalor Technologies SA	CID001153	Switzerland	No	CFSI	LBMA, RJC, CFSP	YES
Gold	Metalor USA Refining Corporation	CID001157	United States	No	CFSI	LBMA, RJC, CFSP	YES
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	CID001161	Mexico	No	CFSI	LBMA, CFSP	YES
Gold	Minsur		Peru	No	Source Intelligence		NO
Gold	Mitsubishi Materials Corporation	CID001188	Japan	Yes	CFSI	LBMA, CFSP	YES
Gold	Mitsui Mining and Smelting Co., Ltd.	CID001193	Japan	No	CFSI	LBMA, CFSP	YES
Gold	MMTC-PAMP India Pvt., Ltd.	CID002509	India	No	CFSI	LBMA, CFSP	YES
Gold	Modeltech Sdn Bhd	CID002857	Malaysia	No	CFSI	CFSP - Active	YES
Gold	Morris and Watson	CID002282	New Zealand	No	CFSI		NO
Gold	Morris and Watson Gold Coast	CID002866	Australia	No	CFSI		NO
Gold	Moscow Special Alloys Processing Plant	CID001204	Russian Federation	No	CFSI	LBMA, CFSP	YES
Gold	Nadir Metal Rafineri San. Ve Tic. A.ª.	CID001220	Turkey	No	CFSI	LBMA, CFSP	YES
Gold	Navoi Mining and Metallurgical Combinat	CID001236	Uzbekistan	No	CFSI	LBMACFSP - Active	YES
Gold	Nihon Material Co., Ltd.	CID001259	Japan	Yes	CFSI	LBMA, CFSP	YES
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	CID002779	Austria	No	CFSI	RJC, CFSP	YES
Gold	Ohura Precious Metal Industry Co., Ltd.	CID001325	Japan	No	CFSI	CFSP	YES
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	CID001326	Russian Federation	No	CFSI	LBMA, CFSP	YES
Gold	OJSC Novosibirsk Refinery	CID000493	Russian Federation	No	CFSI	LBMA, CFSP	YES
Gold	PAMP S.A.	CID001352	Switzerland	No	CFSI	LBMA, RJC, CFSP	YES
Gold	Pease & Curren	CID002872	United States	No	CFSI		NO
Gold	Penglai Penggang Gold Industry Co Ltd	CID001362	China	No	CFSI		NO
Gold	Prioksky Plant of Non-Ferrous Metals	CID001386	Russian Federation	Yes	CFSI	LBMA, CFSP	YES
Gold	PT Aneka Tambang (Persero) Tbk	CID001397	Indonesia	No	CFSI	LBMA, CFSP	YES
Gold	PX Precinox SA	CID001498	Switzerland	No	CFSI	LBMA, RJC, CFSP	YES
Gold	Rand Refinery (Pty) Ltd.	CID001512	South Africa	Yes	CFSI	LBMA, CFSP	YES
Gold	Remondis Argentia B.V.	CID002582	Netherlands	No	CFSI		NO
Gold	Republic Metals Corporation	CID002510	United States	No	CFSI	LBMA, RJC, CFSP	YES
Gold	Rio Tinto Group		United Kingdom	No	Source Intelligence	RJC	YES
Gold	Royal Canadian Mint	CID001534	Canada	No	CFSI	LBMA, CFSP	YES
Gold	SAAMP	CID002761	France	No	CFSI	RJC	YES
Gold	Sabin Metal Corp.	CID001546	United States	No	CFSI		NO
Gold	SAFINA A.S.	CID002290	Czech Republic	No	CFSI		NO
Gold	Sai Refinery	CID002853	India	No	CFSI		NO
Gold	Samduck Precious Metals	CID001555	Korea, Republic of	Yes	CFSI	CFSP	YES
Gold	SAMWON METALS Corp.	CID001562	Korea, Republic of	No	CFSI		NO
Gold	SAXONIA Edelmetalle GmbH	CID002777	Germany	No	CFSI	CFSP	YES
Gold	Schone Edelmetaal B.V.	CID001573	Netherlands	No	CFSI	LBMA, CFSP	YES
Gold	SEMPSA Joyería Platería SA	CID001585	Spain	No	CFSI	LBMA, CFSP	YES

Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CID001619	China	No	CFSI		NO
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CID001622	China	No	CFSI	LBMA, CFSP	YES
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CID001736	China	No	CFSI	LBMA, CFSP	YES
Gold	Singway Technology Co., Ltd.	CID002516	Taiwan	No	CFSI	CFSP	YES
Gold	So Accurate Group, Inc.	CID001754	United States	No	CFSI		NO
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	CID001756	Russian Federation	No	CFSI	LBMA, CFSP	YES
Gold	Solar Applied Materials Technology Corp.	CID001761	Taiwan	No	CFSI	LBMA, CFSP	YES
Gold	Sudan Gold Refinery	CID002567	Sudan	No	CFSI		NO
Gold	Sumitomo Metal Mining Co., Ltd.	CID001798	Japan	No	CFSI	LBMA, CFSP	YES
Gold	Sungeel Hitech Co., Ltd.	CID002918	Korea, Republic of	No	CFSI	CFSP - Active	YES
Gold	T.C.A S.p.A	CID002580	Italy	No	CFSI	LBMA, CFSP	YES
Gold	Tanaka Kikinzoku Kogyo K.K.	CID001875	Japan	No	CFSI	LBMA, CFSP	YES
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CID001916	China	No	CFSI	LBMA, CFSP	YES
Gold	Tokuriki Honten Co., Ltd.	CID001938	Japan	No	CFSI	LBMA, CFSP	YES
Gold	TongLing Nonferrous Metals Group Holdings Co., Ltd.	CID001947	China	No	CFSI		NO
Gold	Tony Goetz NV	CID002587	Belgium	No	CFSI		NO
Gold	Torecom	CID001955	Korea, Republic of	No	CFSI	CFSP	YES
Gold	Umicore Brasil Ltda.	CID001977	Brazil	No	CFSI	LBMA, CFSP	YES
Gold	Umicore Precious Metals Thailand	CID002314	Thailand	No	CFSI	RJC, CFSP	YES
Gold	Umicore SA Business Unit Precious Metals Refining	CID001980	Belgium	No	CFSI	LBMA, CFSP	YES
Gold	United Precious Metal Refining, Inc.	CID001993	United States	No	CFSI	RJC, CFSP	YES
Gold	Universal Precious Metals Refining Zambia	CID002854	Zambia	No	CFSI		NO
Gold	Valcambi SA	CID002003	Switzerland	No	CFSI	LBMA, RJC, CFSP	YES
Gold	Western Australian Mint trading as The Perth Mint	CID002030	Australia	No	CFSI	LBMA, CFSP	YES
Gold	WIELAND Edelmetalle GmbH	CID002778	Germany	No	CFSI	CFSP	YES
Gold	Yamamoto Precious Metal Co., Ltd.	CID002100	Japan	No	CFSI	CFSP	YES
Gold	Yokohama Metal Co., Ltd.	CID002129	Japan	No	CFSI	CFSP	YES
Gold	Yunnan Copper Industry Co Ltd	CID000197	China	No	CFSI		NO
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CID002224	China	No	CFSI	LBMA, CFSP	YES
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CID000211	China	Yes	CFSI	CFSP	YES
Tantalum	Conghua Tantalum and Niobium Smeltry	CID000291	China	Yes	CFSI	CFSP	YES
Tantalum	D Block Metals, LLC	CID002504	United States	No	CFSI	CFSP	YES
Tantalum	Duoluoshan	CID000410	China	Yes	CFSI	CFSP	YES
Tantalum	Exotech Inc.	CID000456	United States	No	CFSI	CFSP	YES
Tantalum	F&X Electro-Materials Ltd.	CID000460	China	Yes	CFSI	CFSP	YES
Tantalum	FIR Metals & Resource Ltd.	CID002505	China	No	CFSI	CFSP	YES
Tantalum	Global Advanced Metals Aizu	CID002558	Japan	Yes	CFSI	CFSP	YES
Tantalum	Global Advanced Metals Boyertown	CID002557	United States	Yes	CFSI	CFSP	YES
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CID000616	China	Yes	CFSI	CFSP	YES
Tantalum	H.C. Starck Co., Ltd.	CID002544	Thailand	Yes	CFSI	CFSP	YES
Tantalum	H.C. Starck Hermsdorf GmbH	CID002547	Germany	Yes	CFSI	CFSP	YES
Tantalum	H.C. Starck Inc.	CID002548	United States	Yes	CFSI	CFSP	YES
Tantalum	H.C. Starck Ltd.	CID002549	Japan	Yes	CFSI	CFSP	YES

Tantalum	H.C. Starck Smelting GmbH & Co. KG	CID002550	Germany	Yes	CFSI	CFSP	YES
Tantalum	H.C. Starck Tantalum and Niobium GmbH	CID002545	Germany	Yes	CFSI	CFSP	YES
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CID002492	China	No	CFSI	CFSP	YES
Tantalum	Hi-Temp Specialty Metals, Inc.	CID000731	United States	Yes	CFSI	CFSP	YES
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CID002512	China	No	CFSI	CFSP	YES
Tantalum	Jiangxi Tuohong New Raw Material	CID002842	China	No	CFSI	CFSP	YES
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914	China	Yes	CFSI	CFSP	YES
Tantalum	Jiujiang Nonferrous Metals Smelting Company Limited	CID000917	China	Yes	CFSI	CFSP	YES
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CID002506	China	Yes	CFSI	CFSP	YES
Tantalum	KEMET Blue Metals	CID002539	Mexico	Yes	CFSI	CFSP	YES
Tantalum	Kemet Blue Powder	CID002568	United States	Yes	CFSI	CFSP	YES
Tantalum	King-Tan Tantalum Industry Ltd.	CID000973	China	No	CFSI	CFSP	YES
Tantalum	LSM Brasil S.A.	CID001076	Brazil	Yes	CFSI	CFSP	YES
Tantalum	Metallurgical Products India Pvt., Ltd.	CID001163	India	No	CFSI	CFSP	YES
Tantalum	Mineração Taboca S.A.	CID001175	Brazil	No	CFSI	CFSP	YES
Tantalum	Mitsui Mining and Smelting Co., Ltd.	CID001192	Japan	No	CFSI	CFSP	YES
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CID001277	China	Yes	CFSI	CFSP	YES
Tantalum	NPM Silmet AS	CID001200	Estonia	No	CFSI	CFSP	YES
Tantalum	Power Resources Ltd.	CID002847	Macedonia, The Former Yugoslav Republic Of	No	CFSI	CFSP	YES
Tantalum	QuantumClean	CID001508	United States	No	CFSI	CFSP	YES
Tantalum	Resind Indústria e Comércio Ltda.	CID002707	Brazil	No	CFSI	CFSP	YES
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CID001522	China	No	CFSI	CFSP	YES
Tantalum	Solikamsk Magnesium Works OAO	CID001769	Russian Federation	No	CFSI	CFSP	YES
Tantalum	Taki Chemical Co., Ltd.	CID001869	Japan	Yes	CFSI	CFSP	YES
Tantalum	Telex Metals	CID001891	United States	No	CFSI	CFSP	YES
Tantalum	Tranzact, Inc.	CID002571	United States	No	CFSI	CFSP	YES
Tantalum	Ulba Metallurgical Plant JSC	CID001969	Kazakhstan	Yes	CFSI	CFSP	YES
Tantalum	XinXing Haorong Electronic Material Co., Ltd.	CID002508	China	No	CFSI	CFSP	YES
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CID002307	China	No	CFSI	CFSP	YES
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	CID002232	China	Yes	CFSI	CFSP	YES
Tin	5NPLUS		Canada	No	Source Intelligence		NO
Tin	Alpha	CID000292	United States	No	CFSI	CFSP	YES
Tin	An Thai Minerals Company Limited	CID002825	Viet Nam	No	CFSI		NO
Tin	An Vinh Joint Stock Mineral Processing Company	CID002703	Viet Nam	No	CFSI		NO
Tin	Aoki Laboratories Ltd.		United States	No	Source Intelligence		NO
Tin	Chenzhou Yunxiang Mining and Metallurgy Company Limited	CID000228	China	No	CFSI	CFSP	YES
Tin	China Tin Group Co., Ltd.	CID001070	China	Yes	CFSI	CFSP	YES
Tin	CNMC (Guangxi) PGMA Co. Ltd.	CID000278	China	No	CFSI		NO
Tin	Complejo Metalurgico Vinto S.A.		Bolivia	No	Source Intelligence		NO
Tin	Cooperativa Metalurgica de Rondônia Ltda.	CID000295	Brazil	No	CFSI	CFSP	YES

Tin	CV Ayi Jaya	CID002570	Indonesia	No	CFSI	CFSP	YES
Tin	CV Dua Sekawan	CID002592	Indonesia	No	CFSI	CFSP	YES
Tin	CV Gita Pesona	CID000306	Indonesia	No	CFSI	CFSP	YES
Tin	CV Nurjanah		Indonesia	No	CFSI		NO
Tin	CV Serumpun Sebalai	CID000313	Indonesia	No	CFSI	CFSP	YES
Tin	CV Tiga Sekawan	CID002593	Indonesia	No	CFSI	CFSP	YES
Tin	CV United Smelting	CID000315	Indonesia	Yes	CFSI	CFSP	YES
Tin	CV Venus Inti Perkasa	CID002455	Indonesia	Yes	CFSI	CFSP	YES
Tin	Dowa	CID000402	Japan	No	CFSI	CFSP	YES
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	CID002572	Viet Nam	No	CFSI		NO
Tin	Elmet S.A. de C.V.		Mexico	No	Source Intelligence		NO
Tin	Elmet S.L.U.	CID002774	Spain	No	CFSI	CFSP	YES
Tin	EM Vinto	CID000438	Bolivia	Yes	CFSI	CFSP	YES
Tin	Estanho de Rondônia S.A.	CID000448	Brazil	No	CFSI		NO
Tin	Fenix Metals	CID000468	Poland	No	CFSI	CFSP	YES
Tin	Gejiu Fengming Metallurgy Chemical Plant	CID002848	China	No	CFSI	CFSP	YES
Tin	Gejiu Jinye Mineral Company	CID002859	China	No	CFSI	CFSP	YES
Tin	Gejiu Kai Meng Industry and Trade LLC	CID000942	China	No	CFSI	CFSP - Active	YES
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CID000538	China	No	CFSI	CFSP	YES
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CID001908	China	No	CFSI	CFSP - Active	YES
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CID000555	China	No	CFSI		NO
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CID002849	China	No	CFSI	CFSP	YES
Tin	HuiChang Hill Tin Industry Co., Ltd.	CID002844	China	No	CFSI	CFSP	YES
Tin	Huichang Jinshunda Tin Co. Ltd	CID000760	China	No	CFSI		NO
Tin	Jean Goldschmidt International SA		Belgium	No	Source Intelligence		NO
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CID000244	China	Yes	CFSI	CFSP	YES
Tin	JX Nippon Mining & Metals Co., Ltd.		Japan	No	Source Intelligence		NO
Tin	Magnu's Minerais Metais e Ligas Ltda.	CID002468	Brazil	Yes	CFSI	CFSP	YES
Tin	Malaysia Smelting Corporation (MSC)	CID001105	Malaysia	Yes	CFSI	CFSP	YES
Tin	Melt Metais e Ligas S.A.	CID002500	Brazil	No	CFSI	CFSP	YES
Tin	Metallic Resources, Inc.	CID001142	United States	No	CFSI	CFSP	YES
Tin	Metallo-Chimique N.V.	Retired - CID001143	Belgium	Yes	CFSI	CFSP	YES
Tin	Mineração Taboca S.A.	CID001173	Brazil	No	CFSI	CFSP	YES
Tin	Minsur	CID001182	Peru	Yes	CFSI	CFSP	YES
Tin	Mitsubishi Materials Corporation	CID001191	Japan	No	CFSI	CFSP	YES
Tin	Modeltech Sdn Bhd	CID002858	Malaysia	No	CFSI		NO
Tin	Nankang Nanshan Tin Co., Ltd.	CID001231	China	No	CFSI		NO
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	CID002573	Viet Nam	No	CFSI		NO
Tin	Northern Smelter		Australia	No	Source Intelligence		NO
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	CID001314	Thailand	No	CFSI	CFSP	YES
Tin	O.M. Manufacturing Philippines, Inc.	CID002517	Philippines	No	CFSI	CFSP	YES
Tin	Operaciones Metalurgical S.A.	CID001337	Bolivia	Yes	CFSI	CFSP	YES
Tin	PT Aries Kencana Sejahtera	CID000309	Indonesia	No	CFSI	CFSP	YES
Tin	PT Artha Cipta Langgeng	CID001399	Indonesia	No	CFSI	CFSP	YES

Tin	PT ATD Makmur Mandiri Jaya	CID002503	Indonesia	No	CFSI	CFSP	YES
Tin	PT Babel Inti Perkasa	CID001402	Indonesia	No	CFSI	CFSP	YES
Tin	PT Bangka Prima Tin	CID002776	Indonesia	No	CFSI	CFSP	YES
Tin	PT Bangka Tin Industry	CID001419	Indonesia	Yes	CFSI	CFSP	YES
Tin	PT Belitung Industri Sejahtera	CID001421	Indonesia	No	CFSI	CFSP	YES
Tin	PT Bukit Timah	CID001428	Indonesia	Yes	CFSI	CFSP	YES
Tin	PT Cipta Persada Mulia	CID002696	Indonesia	No	CFSI	CFSP	YES
Tin	PT DS Jaya Abadi	CID001434	Indonesia	No	CFSI	CFSP	YES
Tin	PT Eunindo Usaha Mandiri	CID001438	Indonesia	Yes	CFSI	CFSP	YES
Tin	PT Inti Stania Prima	CID002530	Indonesia	No	CFSI	CFSP	YES
Tin	PT Justindo	CID000307	Indonesia	Yes	CFSI		YES
Tin	PT Karimun Mining	CID001448	Indonesia	No	CFSI	CFSP	YES
Tin	PT Kijang Jaya Mandiri	CID002829	Indonesia	No	CFSI	CFSP	YES
Tin	PT Lautan Harmonis Sejahtera	CID002870	Indonesia	No	CFSI	CFSP	YES
Tin	PT Menara Cipta Mulia	CID002835	Indonesia	No	CFSI	CFSP	YES
Tin	PT Mitra Stania Prima	CID001453	Indonesia	No	CFSI	CFSP	YES
Tin	PT O.M. Indonesia	CID002757	Indonesia	No	CFSI	CFSP	YES
Tin	PT Panca Mega Persada	CID001457	Indonesia	No	CFSI	CFSP	YES
Tin	PT Prima Timah Utama	CID001458	Indonesia	No	CFSI	CFSP	YES
Tin	PT Refined Bangka Tin	CID001460	Indonesia	No	CFSI	CFSP	YES
Tin	PT Sariwiguna Binasentosa	CID001463	Indonesia	No	CFSI	CFSP	YES
Tin	PT Stanindo Inti Perkasa	CID001468	Indonesia	Yes	CFSI	CFSP	YES
Tin	PT Sukses Inti Makmur	CID002816	Indonesia	No	CFSI	CFSP	YES
Tin	PT Sumber Jaya Indah	CID001471	Indonesia	Yes	CFSI	CFSP	YES
Tin	PT Timah (Persero) Tbk Kundur	CID001477	Indonesia	Yes	CFSI	CFSP	YES
Tin	PT Timah (Persero) Tbk Mentok	CID001482	Indonesia	Yes	CFSI	CFSP	YES
Tin	PT Tinindo Inter Nusa	CID001490	Indonesia	Yes	CFSI	CFSP	YES
Tin	PT Tirus Putra Mandiri	CID002478	Indonesia	No	CFSI		NO
Tin	PT Tommy Utama	CID001493	Indonesia	No	CFSI	CFSP	YES
Tin	PT WAHANA PERKIT JAYA	CID002479	Indonesia	No	CFSI	CFSP	YES
Tin	Resind Indústria e Comércio Ltda.	CID002706	Brazil	No	CFSI	CFSP	YES
Tin	Rui Da Hung	CID001539	Taiwan	No	CFSI	CFSP	YES
Tin	Shangrao Xuri Smelting Factory		China	No	CFSI		NO
Tin	Smelting Branch of Yunnan Tin Company Ltd		China	No	Source Intelligence		NO
Tin	Soft Metais Ltda.	CID001758	Brazil	No	CFSI	CFSP	YES
Tin	Thaisarco	CID001898	Thailand	Yes	CFSI	CFSP	YES
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	CID002574	Viet Nam	No	CFSI		NO
Tin	VQB Mineral and Trading Group JSC	CID002015	Viet Nam	Yes	CFSI	CFSP	YES
Tin	White Solder Metalurgia e Mineração Ltda.	CID002036	Brazil	No	CFSI	CFSP	YES
Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	CID002158	China	No	CFSI	CFSP - Active	YES
Tin	Yunnan Tin Group (Holding) Company Limited	CID002180	China	No	CFSI	CFSP	YES
Tin	Yuntinic Chemical GmbH		Germany	No	Source Intelligence		NO
Tungsten	A.L.M.T. Corp.	CID000004	Japan	Yes	CFSI	CFSP	YES
Tungsten	ACL Metais Eireli	CID002833	Brazil	No	CFSI		NO
Tungsten	Asia Tungsten Products Vietnam Ltd.	CID002502	Viet Nam	Yes	CFSI	CFSP	YES
Tungsten	Buffalo Tungsten		United States	No	Source Intelligence		NO
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CID002513	China	No	CFSI	CFSP	YES
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CID000258	China	Yes	CFSI	CFSP	YES

Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CID000345	China	No	CFSI		NO
Tungsten	Exotech Inc.		United States	No	Source Intelligence		NO
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CID000499	China	No	CFSI	CFSP	YES
Tungsten	Ganzhou Haichuang Tungsten Industry Co., Ltd.		China	No	Source Intelligence		NO
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CID000875	China	Yes	CFSI	CFSP	YES
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CID002315	China	Yes	CFSI	CFSP	YES
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	Retired - 4CHN016	China	No	CFSI	CFSP	YES
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CID002536	China	No	CFSI		NO
Tungsten	Global Tungsten & Powders Corp.	CID000568	United States	No	CFSI	CFSP	YES
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CID000218	China	No	CFSI	CFSP	YES
Tungsten	H.C. Starck Smelting GmbH & Co. KG	CID002542	Germany	No	CFSI	CFSP	YES
Tungsten	H.C. Starck Tungsten GmbH	CID002541	Germany	Yes	CFSI	CFSP	YES
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CID000766	China	No	CFSI	CFSP	YES
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CID002579	China	No	CFSI	CFSP	YES
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CID000769	China	No	CFSI	CFSP	YES
Tungsten	Hydrometallurg, JSC	CID002649	Russian Federation	Yes	CFSI	CFSP	YES
Tungsten	Japan New Metals Co., Ltd.	CID000825	Japan	No	CFSI	CFSP	YES
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CID002551	China	No	CFSI	CFSP	YES
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CID002647	China	No	CFSI		NO
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CID002321	China	No	CFSI	CFSP	YES
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CID002313	China	No	CFSI		NO
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CID002318	China	No	CFSI	CFSP	YES
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CID002317	China	Yes	CFSI	CFSP	YES
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CID002535	China	No	CFSI	CFSP	YES
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CID002316	China	No	CFSI	CFSP	YES
Tungsten	Kennametal Fallon	CID000966	United States	No	CFSI	CFSP	YES
Tungsten	Kennametal Huntsville	CID000105	United States	No	CFSI	CFSP	YES
Tungsten	Luoyang Mudu Tungsten & Molybdenum Technology Co., Ltd.		China	No	Source Intelligence		NO
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CID002319	China	No	CFSI	CFSP	YES
Tungsten	Moliren Ltd	CID002845	Russian Federation	No	CFSI	CFSP	YES
Tungsten	Niagara Refining LLC	CID002589	United States	No	CFSI	CFSP	YES
Tungsten	Nippon Tungsten Co., Ltd.		Japan	No	Source Intelligence		NO
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	CID002543	Viet Nam	No	CFSI	CFSP	YES
Tungsten	Philippine Chuangxin Industrial Co., Inc.	CID002827	Philippines	No	CFSI	CFSP	YES
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CID002815	China	No	CFSI	CFSP	YES
Tungsten	TaeguTec Ltd.		Korea, Republic of	No	Source Intelligence		NO
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	CID001889	Viet Nam	No	CFSI	CFSP	YES

Tungsten	Tranzact, Inc.		United States	No	Source Intelligence		NO
Tungsten	Unecha Refractory Metals Plant	CID002724	Russian Federation	No	CFSI	CFSP	YES
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	CID002011	Viet Nam	Yes	CFSI	CFSP	YES
Tungsten	Wolfram Bergbau und Hütten AG	CID002044	Austria	No	CFSI	CFSP	YES
Tungsten	Woltech Korea Co., Ltd.	CID002843	Korea, Republic of	No	CFSI	CFSP	YES
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CID002320	China	Yes	CFSI	CFSP	YES
Tungsten	Xiamen Tungsten Co., Ltd.	CID002082	China	Yes	CFSI	CFSP	YES
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CID002830	China	No	CFSI	CFSP	YES
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CID002095	China	No	CFSI	CFSP	YES

Complete Material Country of Origin List

Angola
Argentina
Armenia
Australia
Austria
Belarus
Belgium
Bermuda
Bolivia
Brazil
Burundi
Cambodia
Canada
Central African Republic
Chile
China
Colombia
Congo (Brazzaville)
Czech Republic
Djibouti
DRC- Congo (Kinshasa)
Ecuador
Egypt
Estonia
Ethiopia
Finland
France
Germany
Ghana
Guinea
Guyana
Hong Kong
Hungary
India
Indonesia
Ireland
Israel
Italy
Japan

Jersey
Kazakhstan
Kenya
Korea, Republic of
Kyrgyzstan
Laos
Luxembourg
Madagascar
Malaysia
Mali
Mexico
Mongolia
Morocco
Mozambique
Myanmar
Namibia
Netherlands
New Zealand
Niger
Nigeria
No known country of origin.
Papua New Guinea
Peru
Philippines
Poland
Portugal
Recycle/Scrap
Russian Federation
Rwanda
Saudi Arabia
Sierra Leone
Singapore
Slovakia
South Africa
South Sudan
Spain
Suriname
Sweden
Switzerland
Taiwan
Tajikistan
Tanzania
Thailand
Turkey
Uganda
United Arab Emirates
United Kingdom
United States
Uzbekistan
Viet Nam
Zambia
Zimbabwe